UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

SCHEDULE 14A

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Charlotte’s Web Holdings, Inc.

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In connection with the previously announced 2024 Annual General and Special Meeting (the “Meeting”) of Charlotte’s Web Holdings, Inc. (the “Company”), the Company issued a press release on April 29, 2024 regarding the Meeting and proposed changes to the board of directors of the Company.

PRESS RELEASE

Charlotte's Web to Host Virtual Annual General & Special Meeting of Shareholders on June 13, 2024

Proposed Changes to the Board of Directors

LOUISVILLE, Colo. - April 29, 2024 - (TSX:CWEB) (OTCQX:CWBHF) Charlotte's Web Holdings, Inc. ("Charlotte's Web" or the "Company"), the leading provider of hemp-derived CBD wellness products, announces details of its upcoming 2024 Annual General and Special Meeting of Shareholders (the “Meeting”) on June 13, 2024. The Meeting will begin at 10:00 A.M. Mountain Time and will be held in a virtual format and will be conducted by live audio webcast at http://www.virtualshareholdermeeting.com/CWEB2024. The Meeting will include newly proposed director nominee appointments to the Board of Directors (the “Board”).

The Company’s notice of meeting, proxy statement, and other meeting-related documents have been filed with the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov and on Canada’s System for Electronic Document Analysis and Retrieval (SEDAR+) at www.sedarplus.ca and provide instructions on how to attend and vote at the Meeting. The Company is using the “Notice-and-Access” provisions of applicable securities laws to deliver electronic versions of such materials on a website for investor access and review and will make such documents available in hard copy upon request at no cost. Notice-and-access substantially reduces the Company’s printing and mailing costs and is environmentally friendly as it reduces paper and energy consumption.

Shareholders of record as of the close of business on April 15, 2024, and duly appointed proxy holder, are eligible to vote at the Meeting. The notice of meeting, proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are also available for viewing, printing and downloading at www.proxyvote.com, or from the Charlotte’s Web website, at:

https://investors.charlottesweb.com/financials/annual-reports/default.aspx.

Proposed Nominees to the Charlotte’s Web Board of Directors

There are currently seven directors of the Company. At the Meeting, it is proposed to establish the number of directors at six and that six directors, who are named in the proxy statement, are to be elected at the Meeting.

The following directors’ terms on the Company’s Board of Directors will expire effective June 13, 2024, and they will not stand for reelection:

•	John D. Held, who joined the Board in May 2018 and serves as Chairperson of the Board and Chair of the Corporate Governance and Nominating Committee.

•	Thomas Lardieri, who joined the Board in August, 2022 and serves on the Corporate Governance and Nominating Committee and as Chair of the Audit Committee.

•	Alicia Morga, who joined the Board in December, 2022 and serves on the Audit Committee and the Compensation Committee.

“Charlotte’s Web is grateful for the valuable contributions and guidance that each of these Directors have provided during their time on the Board. Their expertise and dedication have been instrumental in navigating through critical phases of our transformation in a challenging unregulated category,” said Bill Morachnick, Chief Executive Officer of Charlotte's Web. “The Company extends special recognition to John Held for his six years of devotion to Charlotte’s Web as its Chairperson. John has been a pillar of leadership and stability for the Board and the Company, laying a solid foundation upon which we can continue to build as we grow the business. As the board naturally evolves with the business, we are well-positioned to navigate our journey.”

“It has been an honor and a pleasure to have Chaired Charlotte’s Web as a public company through the evolution the business and hemp wellness category,” said Mr. Held. “Ten years ago, Charlotte’s Web sparked a wellness revolution. This legacy endures today, changing millions of lives for the better. Earlier this month, the movement this company started was celebrated on ‘Charlotte Figi Day’ which is now an annual Colorado State holiday. I remain a confident shareholder of the Company and am optimistic about the progress and prospects of the business along with these board transitions.”

The Board proposes to nominate the following current Directors for reelection:

•	Jonathan Atwood, Group Head of Business Communications for British American Tobacco, responsible for BAT’s external, internal, and corporate brand communications.

•	Matthew E. McCarthy (Independent), former CEO and Board member of Ben & Jerry’s Homemade, operating in over 30 international markets, and senior executive at Unilever.

•	Angela McElwee (Independent), former President & CEO and Board member of Gaia Herbs Inc., an award-winning natural herbal products B Corp brand offering more than 200 quality herbal products in North America.

•	William Morachnick, Charlotte’s Web CEO and former President at Santa Fe Reynolds Tobacco International (SFRTI) GmbH in Zurich, Switzerland, an international business division of Reynolds American, Inc.

The Board proposes to nominate the following as new appointments to the Board:

Jared Stanley

Jared Stanley is a Co-Founder of Charlotte’s Web and a former director of the Company. He has served multiple executive roles for the Company since its inception in 2013. Mr. Stanley assumed his current role as the Chief Commercial Officer (“CCO”) in September 2023, overseeing Cultivation & Breeding, Research & Development, Sales, New Product Development, Science and legislative activities at the state and federal level for consumer access and industry advocacy. Prior to assuming the position of CCO, Mr. Stanley served as Chief Operating Officer from May 2022 through September 2023, Chief Cultivation and Innovation Officer from December 2021 through May 2022, and Chief Cultivation Officer from March 2019 through December 2021. Mr. Stanley has more than 15 years’ experience in the cannabis and hemp industry and has built the Company’s cultivation divisions from the ground up, creating first-of-its-kind scalable and consistent hemp raw material supply systems across three States and Canada. As a Co-Founder and the Company’s CCO, Mr. Stanley has been featured in global press, media and public events speaking to the Company’s mission-driven story, market-leading products, and proprietary technologies. Mr. Stanley served on the Board of Directors of the Company from January 2018 through March 2021. He also served on the Board of Directors of AJNA Holdings PBC from April 2021 through May 2022. Mr. Stanley graduated from Colorado State University with a degree in Applied Human Sciences.

Maureen Usifer

Ms. Usifer has worked within the consumer products industry for over 30 years and held leadership positions for over 20 years. Ms. Usifer was a member of the Green Mountain Care Board, a regulatory board appointed by the Governor in Vermont responsible for approving hospital budgets, insurance rates and capital projects, from 2017 to 2021. Ms. Usifer served as CFO of Seventh Generation Inc., a B-Corp that is a distributor of its brand of household and personal care products, from 2012 to 2016. From 1996 to 2012, Ms. Usifer served in various roles with Church & Dwight, a major producer of baking soda and consumer products. Ms. Usifer served as Vice President of Investor Relations, Senior Finance Director, Divisional CFO, and controller during her tenure at Church & Dwight. She currently serves on the Board of Directors of BlackRock TCP Capital Corp., a Nasdaq listed company where she chairs the audit committee and is a member of the governance committee and Liberty All-Star Funds a NYSE listed company where she also chairs the audit committee and is a member of the governance committee. She previously served on the Board of Directors of BlackRock Capital Investment Corporation. Other private board roles include BlackRock Private Credit Fund, BlackRock Direct Lending Corp. and PC Construction. Ms. Usifer received an undergraduate degree in business from St. Michael’s College and an M.B.A. in Finance from Clarkson University.

The Board Chairperson and Committee Members will be determined by the Board following the Meeting.

SHAREHOLDERS MAY SUBMIT THEIR PROXY USING SECURE ONLINE VOTING AVAILABLE ANYTIME

Proxies must be received by 11:59 p.m. Eastern Time on June 12, 2024.

To Vote Your Proxy Online please visit www.proxyvote.com. and click "Vote", or by calling 1-800-690-6903. You will require the 16-digit control number printed on your proxy. (If you vote by Internet, do not mail your proxy). For more information on voting, please see the proxy statement.

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About Charlotte’s Web Holdings, Inc.

Charlotte's Web Holdings, Inc., a Certified B Corporation headquartered in Louisville, Colorado, is the market leader in innovative hemp extract wellness products that includes Charlotte’s Web whole-plant CBD extracts in full-spectrum and broad-spectrum CBD certified NSF for Sport®. Charlotte’s Web is the official CBD of Major League Baseball©, Angel City Football Club and the Premier Lacrosse League. Charlotte's Web branded premium quality products start with proprietary hemp genetics that are North American farm-grown using organic and regenerative cultivation practices. The Company's hemp extracts have naturally occurring botanical compounds including cannabidiol ("CBD"), CBC, CBG, terpenes, flavonoids, and other beneficial compounds. Charlotte’s Web product categories include CBD oil tinctures (liquid products) CBD gummies (sleep, calming, exercise recovery, immunity), CBD capsules, CBD topical creams and lotions, as well as CBD pet products for dogs. Through its substantially vertically integrated business model, Charlotte’s Web maintains stringent control over product quality and consistency with analytic testing from soil to shelf for quality assurance. Charlotte’s Web products are distributed to retailers and healthcare practitioners throughout the U.S.A, and online through the Company's website at www.charlottesweb.com.

Shares of Charlotte's Web trade on the Toronto Stock Exchange (TSX) under the symbol “CWEB” and are quoted in U.S. Dollars in the United States on the OTCQX under the symbol “CWBHF”.

© Major League Baseball trademarks and copyrights are used with permission of Major League Baseball. Visit MLB.com.

Forward-Looking Information

Certain information provided herein constitutes forward-looking statements or information (collectively, "forward-looking statements") within the meaning of applicable securities laws. Forward-looking statements are typically identified by words such as "may", "will", "should", "could", "anticipate", "expect", "project", "estimate", "forecast", "plan", "intend", "target", "believe" and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. This press release includes forward-looking statements pertaining to, but not limited to, the Company’s Meeting and related matters, including Board slate, voting, and attendance at the Meeting. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties, and other factors which may cause actual results, levels of activity, and achievements to differ materially from those expressed or implied by such statements. The forward-looking statements contained in this press release are based on certain assumptions and analysis by management of the Company in light of its experience and perception of historical trends, current conditions and expected future development and other factors that it believes are appropriate and reasonable.

The material factors and assumptions used to develop the forward-looking statements herein include but are not limited to assumptions relating to the proposals being put forward at the Meeting and to shareholder participation in the Meeting. Material risk factors that could cause actual results to differ materially from the forward-looking statements include, among others, general economic and market risks, cyber-security risks and those risks and uncertainties discussed under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ending December 31, 2023, and other risk factors contained in other filings with the Securities and Exchange Commission available on www.sec.gov and filings with Canadian securities regulatory authorities available on www.sedarplus.ca. The impact of any one risk, uncertainty, or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent, and the Company's future course of action depends on management's assessment of all information available at the relevant time.

Any forward-looking statement in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. Except as required by applicable law, the Company assumes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. All forward-looking statements, whether written or oral, attributable to the Company or persons acting on the Company's behalf, are expressly qualified in their entirety by these cautionary statements.

For more information:

Cory Pala | Director of Investor Relations

(720) 484-8930

Cory.Pala@CharlottesWeb.com